Exhibit 10.21

EXECUTION VERSION

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JOINDER TO REVOLVING CREDIT AGREEMENT

JOINDER dated as of February 7, 2014 (this “Joinder”) to the Revolving Credit Agreement dated as of October 21, 2011 among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia (together with its successors, the “Borrower”), the lenders party thereto, The Royal Bank of Scotland plc, as Administrative Agent (together with its successors in such capacity, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as Syndication Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., KeyBank National Association and Royal Bank of Canada, as Co-Documentation Agents (as amended or otherwise modified and in effect immediately prior to the effectiveness of this Joinder, the “Credit Agreement”).

W I T N E S S E T H

WHEREAS, the Borrower has requested that REGIONS BANK (“Regions”), become a Bank under the Credit Agreement pursuant to Section 2.17 of the Credit Agreement, and Regions desires to become a Bank under the Credit Agreement and be bound by all of the terms and conditions thereof;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Definitions; References. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

Section 2. Joinder. As of the date hereof, subject to the terms and conditions set forth herein, Regions is made a party to the Credit Agreement as a Bank with the Commitment (the “New Commitment”) set forth opposite its name on the signature pages hereof. Regions agrees to be bound by all of the terms and conditions applicable to a Bank under the Credit Agreement and accedes to all of the rights and obligations of a Bank as if it had been an original party to the Credit Agreement. The Commitment Schedule is hereby amended by adding the New Commitment thereto.

Section 3. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. Counterparts. This Joinder may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 5. Effectiveness. This Joinder shall become effective and shall be binding on all parties hereto as of the date hereof upon receipt by the Administrative Agent of a duly executed counterpart of this Joinder from each party hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed by their respective authorized officers as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By: /s/ J. ANDREW DON
Name: J. Andrew Don
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Regions Bank Joinder Agreement - Four-Year Facility]

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Commitment:	REGIONS BANK
$35,000,000.00

By: /s/ JUAN A. CAZORLA

Name: Juan A. Cazorla
Title: Senior Vice President

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